October 20, 1998


Danka Holding Company
11201 Danka Circle North
St. Petersburg, Florida

Re: Credit Agreement dated as of December 5, 1996 among Danka Business Systems PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), Dankalux Sarl & Co. SCA, a Luxembourg company ("Dankalux"), and Danka Holding Company, a Nevada corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company") and collectively the "Companies"), NationsBank, National Association, a national banking association formerly known as NationsBank, National Association (Carolinas), each other Bank signatory hereto (each individually, a "Bank" and collectively, the "Banks"), and NationsBank, National Association, in its capacity as agent for the Banks (in such capacity, the "Agent"), as amended. Capitalized terms contained herein and not otherwise defined shall have the meaning set forth in the Credit Agreement.

Ladies and Gentlemen:

NationsBank, N.A., as Agent under the Credit Agreement has received the waiver by the Majority Banks of the violation of Section 8.3 of the Credit Agreement and the waiver of any adverse effect resulting therefrom for the period from September 30, 1998 through February 28, 1999, subject to the terms and conditions set forth in the letter dated October 16, 1998 from you, a copy of which is attached hereto.

NATIONSBANK, N.A., as Agent


By:  /s/ Andrew M. Airheart
         ------------------------
         Andrew M. Airheart
         Senior Vice President


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NationsBank, N.A., as Agent                                 October 16, 1998
101 North Tryon Street, NC1-001-15-04
Charlotte, North Carolina 28255

Re: Credit Agreement dated as of December 5, 1996 among Danka Business Systems PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), Dankalux Sarl & Co. SCA, a Luxembourg company ("Dankalux"), and Danka Holding Company, a Nevada corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), NationsBank, National Association, a national banking association formerly known as NationsBank, National Association (Carolinas), each other Bank signatory hereto (each individually, a "Bank" and collectively, the "Banks"), and NationsBank, National Association, in its capacity as agent for the Banks (in such capacity, the "Agent"), as amended.

Ladies and Gentlemen:

         The Companies hereby request that NationsBank as Agent seek to obtain from the Banks a waiver of the enforcement of the financial covenants contained in Section 8.3 of the Credit Agreement and a waiver of any adverse effect resulting therefrom, such waiver to be effective as of September 30, 1998 and for a period from September 30, 1998 through February 28, 1999 (the "Waiver Period"). The Companies jointly and severally acknowledge and agree that the consent of the Banks and of the Agent to such waiver shall be subject to the following terms and conditions:

          1. During the Waiver Period the "Applicable Margin" on outstanding Offshore Rate Loans shall be 2.00%.

          2. The Companies acknowledge and agree that the Agent has caused its counsel to retain PricewaterhouseCoopers LLP as independent business consultant (the "Consultant") to assess on behalf of the Agent, its counsel and the Banks the operations, finances, and business affairs of Danka PLC and its Subsidiaries and to furnish a report of its findings and recommendations solely to the Agent, its counsel and the Banks. The Companies jointly and severally agree to pay all fees, costs, and expenses of the Consultant incurred in connection with the performance by the Consultant of its duties described in this paragraph. The Companies shall, and shall cause all Subsidiaries, to cooperate fully and in a timely manner with the Consultant, including its agents and employees.

          3. Danka Holding shall take, and shall cause all its Subsidiaries to take, as soon as practicable and at their sole cost and expense, all steps that the Agent shall in good faith determine to be necessary or advisable to confer, pursuant to documentation in form and substance satisfactory to the Agent, upon the Agent (or such sub-agents as the Agent shall in good faith determine to be necessary or advisable) first priority Liens on all of the assets of Danka Holding and its Subsidiaries, including but not limited to inventory, accounts receivable, property, plant and equipment, cash, depositary accounts, contract rights and general intangibles located within the United States securing the timely payment of any Loans made pursuant to the Credit Agreement (the "Advances") subsequent to October 16, 1998 and $150,000,000 of Obligations incurred prior to October 16, 1998, and to perfect such Liens in favor of the Agent (or appropriate sub-agent) for the benefit of the Banks subject, among other things, to (a) such encumbrances as may exist as of the date hereof and are not prohibited by the terms of the Loan Documents and (b) prohibitions on the granting of Liens on certain interests in property subject to tax retention operating leases.

          4. The Companies shall furnish to the Agent and the Banks as soon as practicable but in any event within thirty (30) days of the end of each calendar month, commencing with the calendar month ending July 31, 1998, the monthly consolidated balance sheet and consolidated statements of earnings and cash flow of Danka PLC and its Subsidiaries, certified in writing by any representative authorized to provide the certification required by Section 7.1(c) of the Credit Agreement to have been prepared in accordance with GAAP in a manner consistent with past practices of Danka PLC, and to the best knowledge of such signatory to be true, correct, and complete in all material respects, subject to routine audit adjustments; provided, however, the monthly financial statements for July and August 1998 (and accompanying certification) shall be furnished to the Agent and the Banks no later than October 20, 1998.

          5. Immediately upon being notified by the Agent that the waiver requested herein is effective, the Companies shall take such action as is required by the Credit Agreement to effect a permanent reduction in the Revolving Commitments in an aggregate amount of not less than $50,000,000.

          6. The Companies shall not be entitled to receive Advances during the period from October 16, 1998 through February 28, 1999 under the Credit Agreement and the International Swing Line Facility in excess of $75,000,000. During this period a $20,000,000 Advance will be made at the time of approval of the waiver request by the Majority Banks. Advances in excess of $20,000,000 will be subject to the following:

                             (i) an additional $20,000,000 Advance shall be made
                  if requested only (x) upon receipt within 14 days of the date of the waiver of cash flow projections beginning the date of the Waiver Period on a weekly basis for a 13 week period; such projections are to be updated each week thereafter, which projections demonstrate a need for the additional Advance, and
                  (y) upon determination by the Consultant that the projections are reasonable based on information available to it; such projections to be updated and provided to the Consultant and the Bank Group each Wednesday and shall include, to the extent available, actual results for the prior week;

                            (ii) an additional $35,000,000 shall be made if requested only (x) upon receipt by the Agent by November 30, 1998 and review by the Consultant and the Bank Group of a business plan demonstrating a process for reducing outstanding Indebtedness and achieving results of operations necessary to permit performance under and satisfactory compliance with the Credit Agreement and (y) upon receipt of updated cash flow projections described in (b)(i) above demonstrating a need for the additional Advances; and

                           (iii) the Companies  making  available  separately to
                  the Steering Committee and to the Bank Group shortly following delivery of the initial cash flow projections described in
                  (b)(i) and the business plan described in (b)(ii) senior management of the Companies and representatives of Wasserstein & Perella to discuss the same.

          7. During the Waiver Period (i) Danka PLC shall not pay any dividends or make any distributions, (ii) neither the Companies nor any of their Subsidiaries shall make any Acquisitions, and (iii) neither the Companies nor any of their Subsidiaries will make any Investments.

          8. During the Waiver Period the provision set forth in Section 2.9(f)(i) requiring payment of 50% of Net Proceeds in excess of $50,000,000 to the Banks shall be deemed amended to require payment of 60% of all Net Proceeds to the Banks.

          9. The Companies shall pay to the Agent for the benefit of the Banks a waiver fee of $1,000,000.

          10. The Companies shall, at their expense, permit and fully cooperate with the Agent and its representatives in a review and evaluation of all assets of the Companies and their Subsidiaries located in the United States.

          11. The Companies and their Subsidiaries shall use their best efforts at all times during the Waiver Period to maintain committed and/or discretionary lines of credit outside the United States of at least $30,000,000; and the Companies shall notify the Agent of any termination of lines of credit outside the United States.

          12. The Companies will be liable for prompt payment of all reasonable cost and expenses incurred by the Steering Committee.

          13. Neither the Companies nor their Subsidiaries shall incur additional Indebtedness except to the extent necessary to comply with item 11. The Companies hereby acknowledge that the amount of outstanding principal indebtedness under the Credit Agreement and outstanding Letters of Credit (excluding the International Swing Line) are $814,749,411.28 and $10, 964,906.82, respectively.

          14. The Companies and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Companies and the Guarantors hereby release and forever discharge the Agent, the Banks and all of their officers, directors, employees and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

          15. The Companies shall have received a waiver of violations of the financial covenants incorporated in the tax retention operating lease documents.

          16. The $75 million limitation on new Advances shall refer to net increases in Revolving Loan Outstandings after the date hereof under the Credit Agreement and the International Swing Line Agreement. The liens provided in paragraph 3 hereof shall secure only such net increase in Revolving Loan Outstandings, plus $150 million.

          17. The provisions of this document supersede any provisions of the Credit Agreement and the International Swing Line Agreement to the extent they are inconsistent.

         The Companies further acknowledge and agree that any breach during the Waiver Period in the timely performance, observance, or fulfillment of any of the terms or conditions stated above shall constitute an Event of Default under the Credit Agreement and, unless the Majority Banks shall otherwise agree in writing, shall terminate the effectiveness of any waiver obtained by the Agent from the Banks pursuant to this request. The Companies further acknowledge and agree that nothing contained herein is intended to or shall limit any of the provisions of the Loan Documents as currently in effect, except that, should the Agent obtain the waiver of Section 8.3 of the Credit Agreement requested hereby, the enforcement of such provisions shall be waived during the Waiver Period as well as any adverse effect resulting thereby subject to the Companies' full and timely compliance with the terms and conditions of such waiver stated above. Capitalized terms used herein without definition shall have the meanings thereof provided in the Credit Agreement.


                                            Very truly yours,

                                            DANKA BUSINESS SYSTEMS PLC


                                            By:  /s/ Dan Doyle
                                                 -------------------------
                                            Name:  Dan Doyle
                                            Title: Chief Executive


                                            DANKA HOLDING COMPANY


                                            By:  /s/ Dan Doyle
                                                 -------------------------
                                            Name:  Dan Doyle
                                            Title: Chief Executive


                                            DANKALUX SARL & CO. SCA

                                            By:  DANKALUX SARL, COMMANDITE


                                            By:  /s/ P.G. Dumond
                                                 -------------------------
                                            Name:  P. Dumond
                                            Title: Manager



         The Guarantors hereby consent to the foregoing.


                                            AMERICAN BUSINESS CREDIT CORPORATION


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            AMERITREND CORPORATION


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            CORPORATE CONSULTING GROUP, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            D.I. INVESTMENT MANAGEMENT, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary

                                            DANKA IMAGING DISTRIBUTION, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            DANKA MANAGEMENT COMPANY, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            DANKA OFFICE IMAGING COMPANY


                                            By:  /s/ David P. Berg
                                                 ------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            DYNAMIC BUSINESS SYSTEMS, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            HERMAN ENTERPRISES, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary


                                            KIS IMAGING SERVICES, INC.


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary

                                            RYAN FUNDING COMPANY


                                            By:  /s/ David P. Berg
                                                 -------------------------
                                            Name:  David P. Berg
                                            Title: Secretary

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